Exhibit 4.1









                         CONSENT OF INDEPENDENT AUDITORS







We consent to the use of our report dated December 14, 1999 (except as to note 7 which is as of July 28, 2000 and note 14 which is as of August 1, 2000), in the Amended Registration Statement on Form 20-F dated June 20, 2001, with respect to the consolidated financial statements of Haemacure Corporation for the year ended October 31, 1999.








Montreal, Canada                                        /s/ Ernst & Young LLP
December 14, 1999                                       Chartered Accountants